UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2012

LYDALL, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance ad Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Executive Officer

On June 27, 2012, Lydall, Inc. (“Lydall” or the “Company”) announced that David H. Williams has accepted an offer to become President of the Company’s Performance Materials business and is expected to commence employment on or around July 16, 2012.

Mr. Williams, age 47, was employed by Saint-Gobain, a building materials company and leading producer of high performance materials and glass containers since 1992 in various management roles of increasing responsibility. Most recently, Mr. Williams served in Saint-Gobain’s Performance Plastics business, a leading producer of engineered, high performance polymer products, as General Manager – Films (since 2009) and as General Manager - Foams (from 2004 to 2009).

Mr. Williams will be entitled to receive the following compensation and benefits from the Company: (i) an annual base salary of $275,000; (ii) a sign-on bonus of $60,000; (iii) eligibility to participate in the Company’s Annual Incentive Performance Program at 40% of his salary in accordance with the terms and conditions of the Program; (iv) the grant of a stock option entitling him to purchase 20,000 shares of the Company’s common stock, vesting in four equal annual installments, at a per share exercise price equal to 100% of the fair market value on the grant date; (v) the grant of a time-based restricted stock award covering 15,000 shares of the Company’s common stock, vesting in four equal annual installments; (vi) a monthly car allowance of $920; and (vii) other benefits received by similarly situated employees (including moving and relocation benefits). The stock option and restricted stock awards will become effective on August 2, 2012 (or the first full trading day after the release of the Company’s earnings results for the second quarter).

In connection with his appointment, the Company and Mr. Williams entered into an agreement (in substantially the form provided to other executive officers) specifying the termination benefits to which Mr. Williams will be entitled in the event that his employment is terminated by the Company without cause. These termination benefits include one year of salary, bonus (calculated as the average over three prior years) and reimbursement of health insurance premiums. If the termination occurs within 18 months following a change in control, his termination benefits will be increased to two years of salary, bonus and reimbursement of health insurance premiums, plus accelerated vesting of his equity awards and a prorated portion of his cash target bonus for the year of termination. The Company’s obligation to provide these termination benefits to Mr. Williams is subject to his execution without revocation of a valid release.

There are no arrangements or understandings between Mr. Williams and any other person pursuant to which he was appointed to his position, and Mr. Williams is not related to any other executive officer or director of the Company. Mr. Williams has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LYDALL, INC.

June 29, 2012	By:	/s/ Paul G. Igoe
Paul G. Igoe
Vice President, General Counsel and Secretary